Exhibit 99.2

Archer Daniels Midland Company 4666 Faries Parkway Decatur, Ill. 62526

ADM Announces Early Results of Private Exchange Offers, Decrease of Exchange Cap

and Extension of Early Participation Premium for Debentures Due 2097

DECATUR, Ill., Sept. 28, 2012 – Archer Daniels Midland Company (NYSE: ADM) announced today the results as of 5:00 p.m., New York City time, on September 27, 2012 (the “Early Participation Date”) of its private offers to exchange its outstanding debentures listed below (collectively, the “Old Debentures”) for new senior debentures due 2043 (the “New Debentures”) and cash (the “Exchange Offers”), in accordance with ADM’s confidential offering memorandum dated September 14, 2012 (the “Offering Memorandum”) and the related letter of transmittal.

ADM also announced today that the maximum aggregate principal amount of Old Debentures to be accepted for exchange in the Exchange Offers (the “Exchange Cap”) has been decreased from $600,000,000 to $540,000,000. The Offering Memorandum contains information about the application of the Exchange Cap to the acceptance of Old Debentures tendered for exchange, including details about the acceptance priority level of each series and proration mechanics.

In addition, ADM announced that the Exchange Offer for its 6.95% Debentures due 2097 (the “2097 Debentures”) has been amended so that the Total Exchange Price, as announced yesterday, is being offered as consideration for all 2097 Debentures validly tendered at or prior to 11:59 p.m., New York City time, on October 12, 2012, unless extended by ADM (the “Expiration Date”). As a result of this amendment, all Eligible Holders (as defined below) who tender their 2097 Debentures for exchange at or prior to the Expiration Date and whose 2097 Debentures are accepted for exchange will receive the early participation premium of $30 of additional consideration for each $1,000 principal amount of 2097 Debentures accepted for exchange, even if those debentures were tendered after the Early Participation Date.

All other terms and conditions of the Exchange Offers remain unchanged.

According to information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, $566,644,000 in aggregate principal amount of the Old Debentures were validly tendered and not validly withdrawn at or prior to the Early Participation Date pursuant to the Exchange Offers. The table below indicates, among other things, the principal amount of each series of Old Debentures outstanding prior to the Early Participation Date and the principal amount of each series of Old Debentures validly tendered for exchange and not validly withdrawn as of the Early Participation Date.

CUSIP No.	Title of Series	Acceptance Priority Level	Principal Amount Outstanding Prior to the Early Participation Date	Principal Amount Tendered as of the Early Participation Date

039483AP7	6.95% Debentures due 2097	N/A	$175,603,000	$3,500,000

039483BC5	5.765% Debentures due 2041	1	$1,000,000,000	$403,074,000

039483AS1	7.00% Debentures due 2031	2	$193,654,000	$9,074,000

039483AX0	6.45% Debentures due 2038	3	$157,827,000	$4,144,000

039483AT9	5.935% Debentures due 2032	4	$500,000,000	$79,766,000

039483AR3	6.625% Debentures due 2029	5	$197,104,000	$14,891,000

039483AM4	7.50% Debentures due 2027	6	$221,791,000	$35,040,000

039483AN2	6.75% Debentures due 2027	7	$140,735,000	$17,155,000

The Exchange Offers will expire on the Expiration Date. In accordance with the Offering Memorandum, tenders of Old Debentures in the Exchange Offers may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law. Old Debentures validly tendered in the Exchange Offers at or prior to the Expiration Date are expected to settle on October 16, 2012, subject to extension (the “Settlement Date”).

The Exchange Offers are being conducted by ADM upon the terms and subject to the conditions set forth in the Offering Memorandum and related letter of transmittal. The Exchange Offers are only extended, and copies of the offering documents will only be made available, to any holder of the Old Debentures that has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) a person who is not a “U.S. person” as defined in Regulation S under the Securities Act (each, an “Eligible Holder”).

The Exchange Offers remain subject to the condition that a sufficient principal amount of Old Debentures have been validly tendered and not validly withdrawn at or prior to the Expiration Date such that a minimum of $250,000,000 aggregate principal amount of New Debentures will be issuable on the Settlement Date in exchange for such Old Debentures.

The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. ADM will enter into a registration rights agreement with respect to the New Debentures.

Documents relating to the Exchange Offers will only be distributed to holders of the Old Debentures that complete and return a certification of eligibility confirming that they are Eligible Holders. Holders of the Old Debentures that desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 431-9645 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the offering documents can certify their eligibility at http://www.dfking.com/adm.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Offering Memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Information

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the current market demand for these types of securities and the securities of ADM and the negotiations between ADM and the dealer managers. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Other risks that could impact the offering are described in detail in the ADM Annual Report on Form 10-K for the fiscal year ended June 30, 2012 as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to ADM and ADM assumes no obligation to update any such forward-looking statements.

Media Relations Contact

Jackie Anderson

media@adm.com

217-424-5413

Investor Relations Contact

Ruth Ann Wisener

217-451-8286

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